EXHIBIT 99.1

Oblong Bolsters Decentralized AI Strategy with Bittensor ($TAO) Purchase and Staking

$1.65M deployed into $TAO from new capital raised in June 2025

5,025 tokens acquired and fully staked into the Bittensor ecosystem

Denver, CO – July 1, 2025 – Oblong, Inc. (Nasdaq: OBLG, “Oblong” or the “Company”), today announced it has strengthened its decentralized AI treasury strategy by acquiring 5,025 $TAO tokens for $1.65 million, using proceeds from its recent $7.5 million financing. This follows the Company’s June 6, 2025, announcement to pivot toward decentralized AI, with the purchase of $TAO at an average price of $328.38 per token reinforcing its commitment to innovative, high-growth assets for investors.

The $TAO investment underscores Oblong’s focus on Bittensor’s decentralized AI protocol, which fosters global collaboration in machine learning. By staking all 5,025 tokens in the Bittensor network, the Company is actively supporting the ecosystem while enhancing its treasury’s performance. “Oblong’s initial $TAO purchase fulfills its commitment to a forward-thinking reserve while exploring Bittensor ecosystem partnerships, as $TAO’s innovative AI approach offers compelling exposure to a rapidly growing sector,” said Peter Holst, CEO of Oblong.

This is the first of several planned investments in the Bittensor ecosystem, with Oblong evaluating additional $TAO purchases on a weekly basis. The Company is also exploring partnerships within the Bittensor ecosystem to potentially develop technology offerings, further aligning its operational and treasury strategies. Transparent updates on treasury performance, including staking yields and token holdings, will be provided in Oblong’s Q2 2025 earnings results and at upcoming investor conferences.

About Oblong, Inc.

Oblong (Nasdaq: OBLG) is building a robust cryptocurrency treasury focused on decentralized artificial intelligence (AI) and the acquisition of $TAO, the native cryptocurrency of Bittensor, a decentralized blockchain network for machine learning and AI. The Company also provides innovative video collaboration and network solutions, centered around our patented Mezzanine™ product line and managed services.

Forward-looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements and include, but are not limited to, the intended use of proceeds from the Company’s recent financing, and statements regarding market opportunity and the Company’s new Bittensor-centric AI and digital asset strategy. Oblong’s actual results may differ materially from its expectations, estimates, and projections, and consequently, you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to the Company’s plans to explore partnerships within the Bittensor ecosystem to potentially develop technology offerings. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events and involve factors, risks, and uncertainties, including market and other conditions and the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2024, the Company’s Form 8-K filed on June 6, 2025 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company cannot give any assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact

David Clark

investors@oblong.com

(213) 683-8863 ext. 5